Release:    Immediate    August 20, 2018

CP moved 25.8 MMT of Canadian grain in 2017-18 crop year, ready to safely and efficiently deliver 2018-19 crop

CALGARY, AB – Canadian Pacific (TSX: CP) (NYSE: CP) moved 25.8 million metric tonnes (MMT) of western Canadian grain and grain products, soybeans and other non-regulated principal field crops during the 2017-2018 crop year, up 1 percent over the 2016-2017 crop-year and 1 percent above its three-year average. September 2017 was CP’s biggest-ever month for moving Canadian grain.

On balance, the past year was a success, achieved by working closely with and listening to customers and supply-chain partners. CP stands ready to again safely and efficiently deliver during the 2018-2019 crop year.

Ready for the new crop

In its July 31, 2018 letter to Minister of Transport, Marc Garneau, CP published a detailed plan to move this year’s crop. CP is closely watching crop forecasts for the railway’s service area, and is in regular communication with customers and supply chain partners to validate forecasts for the upcoming crop size.

“Our agricultural shippers have needs that are unique within our book of business, and we believe an ongoing dialogue with those companies is essential to understanding and meeting their needs,” said Joan Hardy, CP’s Vice President Sales and Marketing – Grain and Fertilizers. “Our plans for moving this year’s crop reflect that.”

CP’s current estimate of the western Canadian crop size, based on Statistics Canada data, is 70.8 MMT. When adding potential carry-in into the 2018/19 crop year production, the total crop to move is estimated to be 83.4 MMT, 5 percent larger than the previous five-year average. At the beginning of each crop year, there is limited visibility on the true size of the upcoming crop, which is truly a moving target. For example, the 2017/18 crop was originally forecasted at approximately 65 MMT, but was actually closer to 71 MMT – a variation of nearly 10 percent.

Based on current forecasts, CP’s operating team plans to consistently spot 5,500 hopper cars for Canadian grain weekly through the fall, until the closure of the Port of Thunder Bay on the St. Lawrence Seaway. When the seaway closes, CP plans to supply approximately 4,000 cars per week.
CP sizes its operating plan carefully to match supply-chain capacity, and our plan assumes the supply chain will run at or near capacity throughout the season.

CP continues to invest in resources to accommodate growing demand across its network. CP currently has more than 700 employees in training and by the end of summer will have added more than 100 remanufactured locomotives to its fleet. CP plans to spend more than $1.55 billion in capital investments in 2018, replacing depleted track assets and upgrading its network.

Driving the future of grain transportation

“CP has been moving grain for over a century, and today more than ever, we’re focused on driving the future of grain transportation for the benefit of the entire supply chain,” said Hardy.

CP is undertaking a number of innovative steps, in collaboration with customers and stakeholders, to further improve the efficiency and capacity of the grain supply chain. Some highlights are:

•
CP announced plans to invest half a billion dollars in new high-capacity grain hoppers to replace the aging low-capacity Government of Canada fleet. The new hoppers will efficiently carry up to 10 percent more grain per car and the shorter design will allow 5 percent more cars per train, resulting in 15 percent more grain per train. CP will add more than 500 of these cars by the end of the calendar year, and 1,000 by the end of the first quarter of 2019 as part of its plan to purchase 5,900 new hoppers over the next four years.

•
Continued development of the 8,500-foot train model in collaboration with customers that operate elevators and destination terminals handling the trains. These trains will be able to haul up to 20 percent more grain per train than the current 7,000-foot model, and up to 44 percent more grain per train when combined with new high-capacity hoppers.

•	A power-on model, where locomotives stay at a grain elevator while a train is loaded, will be used strategically at selected locations.

These innovations build on CP’s popular Dedicated Train Program (DTP), which allows customers to lock-in dedicated unit trains to serve their facilities for the entire crop year. The DTP provides incentives for both CP and grain shippers to keep trains cycling with minimal delay. It’s an especially powerful model for supply-chain efficiency when combined with new high-capacity cars, 8,500-foot trains, and the power-on model.

CP's Open Distribution Program is segmented to better fulfill the shipping needs of less-than-unit-train customers to specific end-markets. Customers who are not part of the DTP can order cars in the Open Distribution Program. Open Distribution allows shippers to input orders for upcoming weeks, and as orders are filled, new orders can be placed.

“Even as we pursue supply chain innovation, we are focused on the fundamentals of meeting farmers’ needs this crop year,” Hardy said. “In collaboration with our partners across the supply chain, CP looks forward to a successful year of transporting grain and connecting North America’s commodities with the world.”
Forward Looking Statement
This news release contains certain forward-looking information within the meaning of applicable securities laws relating, but not limited, to CP’s plans and expectations with respect to transporting grain and other crops in the 2018/2019 crop year, the implementation and results of CP's sales and marketing, operations and technology initiatives as well as the Company’s operations, priorities and plans, anticipated performance, business prospects, programs and strategies. This forward-looking information also includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "financial expectations", "key assumptions", "anticipate", "believe", "expect", "plan", "will", "outlook", "should" or similar words suggesting future outcomes. Undue reliance should not be placed on forward-looking information as actual results may differ materially from the forward-looking information. Forward-looking information is not a guarantee of future performance. By its nature, CP's forward-looking information involves numerous assumptions, inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including but not limited to the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks in agricultural production such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws and regulations, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; and various events that could disrupt operations, including severe weather, droughts, floods, avalanches and earthquakes as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

Readers are cautioned not to place undue reliance on forward-looking information. Forward looking information is based on current expectations, estimates and projections and it is possible that predictions, forecasts, projections, and other forms of forward-looking information will not be achieved by CP. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.
About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts, providing North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

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